UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 18, 2005 (November 14, 2005)

Panavision Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-12391	13-3593063
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6219 De Soto Avenue Woodland Hills, California	91367
(Address of Principal Executive Offices)	(Zip Code)

(818) 316-1000

(Registrant’s Telephone Number, Including Area Code)

___________________________________________________

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01        Entry into a Material Definitive Agreement.

On November 14, 2005, Panavision Inc., a Delaware corporation ("Panavision"), entered into a Fifth Amendment, dated as of November 14, 2005 (the "Fifth Amendment"), to Panavision's Amended and Restated Credit Agreement, dated as of May 28, 1998, as amended and restated as of January 16, 2004 (the "Amended and Restated Credit Agreement"), among Panavision, the several banks and other financial institutions or entities from time to time parties thereto and JPMorgan Chase Bank, N.A., as administrative agent. Prior to the Fifth Amendment, the Amended and Restated Credit Agreement provided that the final maturity date of the term facility under the Amended and Restated Credit Agreement shall be January 12, 2007, except that the term facility shall become due and payable on December 1, 2005 if any of Panavision's 9 5/8% Senior Subordinated Discount Notes Due 2006 (the "9 5/8% Notes") remain outstanding on that date. Pursuant to the Fifth Amendment, the lenders under the Amended and Restated Credit Agreement agreed to extend this December 1, 2005 date to January 5, 2006, provided that, on or before December 1, 2005, Panavision (a) deposits into a designated account an amount not less than the principal outstanding and accrued interest through the date of redemption of the 9 5/8% Notes and (b) mails a notice of redemption to the holders of the 9 5/8% Notes indicating that Panavision intends to redeem all outstanding 9 5/8% Notes on or before January 5, 2006.

A copy of the Fifth Amendment is attached to this report as Exhibit 4.1 and is incorporated herein by reference. The description of the Fifth Amendment is qualified in its entirety by reference to Exhibit 4.1.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description

4.1	Fifth Amendment to Panavision's Amended and Restated Credit Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PANAVISION INC.

Date: November 18, 2005	By:	/s/ Damien M. Sullivan
Name:	Damien M. Sullivan
Title:	Vice President, General Counsel

EXHIBIT INDEX

Exhibit No.	Document

4.1	Fifth Amendment to Panavision's Amended and Restated Credit Agreement

4